Exhibit 10.13

SHORT TERM FINANCING AGREEMENT, DATED

JULY 1, 2005, BY AND AMONG LEVERET

INTERNATIONAL INC., AS LENDER, AND AEGEAN

MARINE PETROLEUM S.A., AS BORROWER

SHORT TERM FINANCING AGREEMENT

THIS AGREEMENT is made today: 1st July 2005.

BETWEEN:

1.    Leveret International Inc., a Liberian Corporation of 80 Broad street, Monrovia, Liberia

2.    Aegean Marine Petroleum S.A. of 80, Broad street, Monrovia, Liberia (hereinafter the “Borrower”).

WHEREAS :

The Borrower has requested the Lender to make available to it a short term financing of USD 4,000,000 (Four Million), (hereinafter called the “Facility”), which the Lender agreed to grant on the following terms and conditions:

A.    TERMS OF FACILITY

a.    The Lender makes available to the Borrower the Facility to be used for working capital purposes.

b.    The Facility will bear no interest at all.

c.    The Borrower hereby acknowledges states and confirms receipt of the Facility.

d.    The Facility is repayable upon Lender’s first written demand for the repayment of the Facility in part or in whole not later than six (6) months as of today.

B.    REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Lender, that:

a.    The Borrower is a company duly organized and validly existing and in good standing under the laws of the Republic of Liberia and has the corporate authority to own/acquire assets and carry out its business and other activities as they are now or in the future going to be conducted.

b.    The Borrower has the power to enter into and perform this Agreement and to authorize the execution of this Agreement and any other documents related thereto.

c.    This Agreement constitutes legally binding obligation of the Borrower and is enforceable in accordance with its terms.

d.    The Borrower has the legal ability to undertake towards the Lender the repayment of the Facility upon Lender’s first demand in whole or in part(s) in foreign exchange in any part of the world and in Greece and the Borrower has and/or will have in Greece available funds of its own or through its affiliate companies or through further banking borrowing facilities in foreign exchange free and not subject to any mandatory assignment to the Bank of Greece, pursuant to any provisions of any law, decision or regulation of any governmental body or other regulatory authority and out of such funds the Borrower may without any restrictions whatsoever effect payments to the Lender in connection with this Agreement.

C.    LAW/JURISDICTION

a.    This Agreement shall be governed and construed in all respects in accordance with the laws of Greece.

b.    All disputes under this Agreement including enforcement proceedings and the taking of any conservative measures are submitted to the exclusive jurisdiction of the Courts of Piraeus.

IN WITNESS whereof these presents were issued the date first above written.

THE LENDER		THE BORROWER

By :	/s/ Dimitrios Melisanidis	By:	/s/ Theodora Papadogianni
Dimitrios Melisanidis		Theodora Papadogianni